Exhibit 99.1

AMAZON.COM ANNOUNCES FOURTH QUARTER RESULTS

SEATTLE—(BUSINESS WIRE) February 6, 2025—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its fourth quarter ended December 31, 2024.

Fourth Quarter 2024
•Net sales increased 10% to $187.8 billion in the fourth quarter, compared with $170.0 billion in fourth quarter 2023. Excluding the $0.9 billion unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales increased 11% compared with fourth quarter 2023.
•North America segment sales increased 10% year-over-year to $115.6 billion.
•International segment sales increased 8% year-over-year to $43.4 billion, or increased 9% excluding changes in foreign exchange rates.
•AWS segment sales increased 19% year-over-year to $28.8 billion.
•Operating income increased to $21.2 billion in the fourth quarter, compared with $13.2 billion in fourth quarter 2023.
•North America segment operating income was $9.3 billion, compared with operating income of $6.5 billion in fourth quarter 2023.
•International segment operating income was $1.3 billion, compared with an operating loss of $0.4 billion in fourth quarter 2023.
•AWS segment operating income was $10.6 billion, compared with operating income of $7.2 billion in fourth quarter 2023.
•Net income increased to $20.0 billion in the fourth quarter, or $1.86 per diluted share, compared with $10.6 billion, or $1.00 per diluted share, in fourth quarter 2023.
Full Year 2024
•Net sales increased 11% to $638.0 billion in 2024, compared with $574.8 billion in 2023. Excluding the $2.3 billion unfavorable impact from year-over-year changes in foreign exchange rates throughout the year, net sales increased 11% compared with 2023.
•North America segment sales increased 10% year-over-year to $387.5 billion.
•International segment sales increased 9% year-over-year to $142.9 billion, or increased 10% excluding changes in foreign exchange rates.
•AWS segment sales increased 19% year-over-year to $107.6 billion.
•Operating income increased to $68.6 billion in 2024, compared with $36.9 billion in 2023.
•North America segment operating income was $25.0 billion, compared with operating income of $14.9 billion in 2023.
•International segment operating income was $3.8 billion, compared with an operating loss of $2.7 billion in 2023.
•AWS segment operating income was $39.8 billion, compared with operating income of $24.6 billion in 2023.
•Net income increased to $59.2 billion in 2024, or $5.53 per diluted share, compared with $30.4 billion, or $2.90 per diluted share, in 2023.

•Operating cash flow increased 36% to $115.9 billion for the trailing twelve months, compared with $84.9 billion for the trailing twelve months ended December 31, 2023.
•Free cash flow increased to $38.2 billion for the trailing twelve months, compared with $36.8 billion for the trailing twelve months ended December 31, 2023.
•Free cash flow less principal repayments of finance leases and financing obligations increased to $35.5 billion for the trailing twelve months, compared with $32.2 billion for the trailing twelve months ended December 31, 2023.
•Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations increased to $36.2 billion for the trailing twelve months, compared with $35.5 billion for the trailing twelve months ended December 31, 2023.
“The holiday shopping season was the most successful yet for Amazon and we appreciate the support of our customers, selling partners, and employees who helped make it so,” said Andy Jassy, President and CEO, Amazon. “When we look back on this quarter several years from now, I suspect what we’ll most remember is the remarkable innovation delivered across all of our businesses, none more so than in AWS where we introduced our new Trainium2 AI chip, our own foundation models in Amazon Nova, a plethora of new models and features in Amazon Bedrock that give customers flexibility and cost savings, liberating transformations in Amazon Q to migrate from old platforms, and the next edition of Amazon SageMaker to pull data, analytics, and AI together more concertedly. These benefits are often realized by customers (and the business) several months down the road, but these are substantial enablers in this emerging technology environment and we’re excited to see what customers build.”

Some other highlights since the company’s last earnings announcement include that Amazon:
•Delivered at its fastest speeds ever for Prime members in 2024.
•Delivered over 65% more items to U.S. Prime members the same day or overnight than in Q4 2023.
•Held a record-breaking Black Friday Week and Cyber Monday deal event that was also the largest ever for independent sellers in Amazon’s store.
•Was named lowest-priced U.S. retailer by Profitero for the eighth year in a row. The study found Amazon’s online prices were an average of 14% less than other major U.S. retailers.
•Launched Amazon Haul, a new shopping experience in Amazon’s U.S. shopping app and mobile site, with ultra-low prices.
•Drew 50 million worldwide viewers to Red One in its first four days, making it Amazon MGM Studios’ most-watched film debut ever on Prime Video.
•Finished third season of Thursday Night Football on Prime Video with a full-season average of 13.2 million viewers according to Nielsen—an 11% increase over 2023—and a peak of 24.7 million during the Wild Card playoff game between the Steelers and Ravens.
•Had the biggest Q4 for Kindle device sales in over a decade, with a new lineup of Kindles driving a 30% year-over-year increase in devices sold.
•Held 13th AWS re:Invent, with 55,000+ in-person attendees and 1.8 million livestream viewers.
•Announced a plethora of new AWS capabilities, including:
•Amazon Nova: Amazon’s own family of foundation models that compare favorably in intelligence against the leading models in the world, but offer lower latency, lower price, and integration with key Bedrock features like fine-tuning, model distillation, knowledge bases, and agentic capabilities. Thousands of customers are already using Nova, including Deloitte, SAP, Robinhood, Palantir Technologies, Dentsu Digital, AppFolio, Fortinet, Trellix, 123RF, Envato, Pattern, and Ativion.
•General Availability of Trainium2: EC2 Trn2 instances, powered by Trainium2 AI chips, offer 30-40% better price-performance than current generations of GPU-based instances.
•Trainium2 UltraServers: A new type of EC2 Trn2 offering using ultra-fast networking to connect four Trn2 servers into an extra large server, enabling even faster training and inference on AWS.
•Project Rainier: A collaboration with Anthropic using hundreds of thousands of Trainium2 chips to build the world’s largest AI compute cluster.
•New leading foundation models in Amazon Bedrock from DeepSeek, Luma AI, and poolside.

•Amazon Bedrock Marketplace, where customers can choose from over 100 popular models.
•New features for Amazon Bedrock, including Prompt Caching, Intelligent Prompt Routing, and Model Distillation, all of which help customers achieve lower cost and latency in their inference.
•New Amazon SageMaker AI features, including the ability to manage costs and prioritize which workloads should receive capacity when budgets are reached.
•New Amazon Q Transformations that make it easy to move from Windows .NET applications to Linux, VMware to EC2, and accelerates mainframe migrations from multi-year to multi-quarter efforts.
•Amazon Aurora DSQL: The fastest distributed database with 99.999% multi-Region availability, virtually unlimited scalability, strong consistency, zero infrastructure management, PostgreSQL compatibility, and 4x faster reads and writes vs. other popular distributed SQL databases.
•S3 Tables, making S3 the first cloud object store with fully-managed support for Apache Iceberg.
•S3 Metadata, automatically generating queryable metadata, simplifying data discovery, business analytics, and real-time inference to help customers unlock the value of their data in S3.
•The next generation of Amazon SageMaker, which brings together all of the data, analytics services and AI services into one interface to do analytics and AI more easily at scale.
•Signed new AWS agreements with the U.S. Army, Intuit, PayPal, Norwegian Cruise Line Holdings Ltd., Northrop Grumman, Medtronic, The Guardian Life Insurance Company of America, Reddit, Japan Airlines, Baker Hughes, The Hertz Corporation, Redfin, Chime, and Asana.
•Announced GROW with SAP on AWS to help customers rapidly deploy SAP’s enterprise resource planning.
•Launched AWS Asia Pacific (Thailand) and AWS Mexico (Central) Regions.
•Supported California wildfire relief efforts with over 500,000 essential items delivered through Disaster Relief by Amazon, AWS cloud technology to help emergency responders, and $10 million in donations.
•Supported communities hit by flooding in southern Spain by donating and delivering more than 265,000 essential items.
•Ranked No. 3 on Fortune magazine’s World’s Most Admired Companies list.
•Won awards for advancement in workplace health and safety from Brandon Hall Group, the Network of Employers for Traffic Safety, and Verdantix.
•Was named the world’s largest corporate purchaser of renewable energy by Bloomberg NEF for the fifth straight year, with more than 600 wind and solar projects globally.
Visit aboutamazon.com/news/company-news/amazon-earnings-q4-2024-report.
Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of February 6, 2025, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic and geopolitical conditions and customer demand and spending (including the impact of recessionary fears), inflation, interest rates, regional labor market constraints, world events, the rate of growth of the internet, online commerce, cloud services, and new and emerging technologies, and the various factors detailed below.
First Quarter 2025 Guidance
•Net sales are expected to be between $151.0 billion and $155.5 billion, or to grow between 5% and 9% compared with first quarter 2024. This guidance anticipates an unusually large, unfavorable impact of approximately $2.1 billion, or 150 basis points, from foreign exchange rates. Also, as a reminder, in first quarter 2024 the impact from Leap Year added approximately $1.5 billion in net sales.
•Operating income is expected to be between $14.0 billion and $18.0 billion, compared with $15.3 billion in first quarter 2024.
•This guidance assumes, among other things, that no additional business acquisitions, restructurings, or legal settlements are concluded.

Conference Call Information
A conference call will be webcast live today at 2:00 p.m. PT/5:00 p.m. ET, and will be available for at least three months at amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.
Forward-Looking Statements
These forward-looking statements are inherently difficult to predict. Actual results and outcomes could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products and services sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income or other taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of claims, litigation, government investigations, and other proceedings, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, variability in demand, the degree to which the Company enters into, maintains, and develops commercial agreements, proposed and completed acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, security incidents, system interruptions, government regulation and taxation, and fraud. In addition, global economic and geopolitical conditions and additional or unforeseen circumstances, developments, or events may give rise to or amplify many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.
Additional Information
Our investor relations website is amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.
About Amazon
Amazon is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Amazon strives to be Earth’s Most Customer-Centric Company, Earth’s Best Employer, and Earth’s Safest Place to Work. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Career Choice, Fire tablets, Fire TV, Amazon Echo, Alexa, Just Walk Out technology, Amazon Studios, and The Climate Pledge are some of the things pioneered by Amazon. For more information, visit amazon.com/about and follow @AmazonNews.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2024	2023	2024

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	$50,081	$78,677	$54,253	$73,890
OPERATING ACTIVITIES:
Net income	10,624	20,004	30,425	59,248
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization of property and equipment and capitalized content costs, operating lease assets, and other	13,820	15,631	48,663	52,795
Stock-based compensation	6,319	4,995	24,023	22,011
Non-operating expense (income), net	(339)	(486)	(748)	2,012
Deferred income taxes	(1,464)	(1,608)	(5,876)	(4,648)
Changes in operating assets and liabilities:
Inventories	2,643	934	1,449	(1,884)
Accounts receivable, net and other	(7,447)	(4,023)	(8,348)	(3,249)
Other assets	(2,802)	(4,190)	(12,265)	(14,483)
Accounts payable	10,888	8,726	5,473	2,972
Accrued expenses and other	6,594	4,042	(2,428)	(2,904)
Unearned revenue	3,629	1,611	4,578	4,007
Net cash provided by (used in) operating activities	42,465	45,636	84,946	115,877
INVESTING ACTIVITIES:
Purchases of property and equipment	(14,588)	(27,834)	(52,729)	(82,999)
Proceeds from property and equipment sales and incentives	1,235	1,782	4,596	5,341
Acquisitions, net of cash acquired, non-marketable investments, and other	(381)	(2,535)	(5,839)	(7,082)
Sales and maturities of marketable securities	1,568	3,677	5,627	16,403
Purchases of marketable securities	(435)	(12,533)	(1,488)	(26,005)
Net cash provided by (used in) investing activities	(12,601)	(37,443)	(49,833)	(94,342)
FINANCING ACTIVITIES:
Proceeds from short-term debt, and other	734	2,554	18,129	5,142
Repayments of short-term debt, and other	(6,338)	(2,607)	(25,677)	(5,060)
Repayments of long-term debt	(290)	(2,500)	(3,676)	(9,182)
Principal repayments of finance leases	(779)	(333)	(4,384)	(2,043)
Principal repayments of financing obligations	(73)	(422)	(271)	(669)
Net cash provided by (used in) financing activities	(6,746)	(3,308)	(15,879)	(11,812)
Foreign currency effect on cash, cash equivalents, and restricted cash	691	(1,250)	403	(1,301)
Net increase (decrease) in cash, cash equivalents, and restricted cash	23,809	3,635	19,637	8,422
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$73,890	$82,312	$73,890	$82,312
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on debt, net of capitalized interest	$787	$643	$2,608	$1,858
Cash paid for operating leases	2,766	3,225	10,453	12,341
Cash paid for interest on finance leases	74	70	308	287
Cash paid for interest on financing obligations	46	58	196	219
Cash paid for income taxes, net of refunds	4,197	4,146	11,179	12,308
Assets acquired under operating leases	2,977	4,189	14,052	15,424
Property and equipment acquired under finance leases, net of remeasurements and modifications	211	445	642	854
Property and equipment recognized during the construction period of build-to-suit lease arrangements	49	8	357	97
Property and equipment derecognized after the construction period of build-to-suit lease arrangements, with the associated leases recognized as operating	162	—	1,374	—

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2024	2023	2024

Net product sales	$76,703	$82,226	$255,887	$272,311
Net service sales	93,258	105,566	318,898	365,648
Total net sales	169,961	187,792	574,785	637,959
Operating expenses:
Cost of sales	92,553	98,893	304,739	326,288
Fulfillment	26,095	27,962	90,619	98,505
Technology and infrastructure	22,038	23,571	85,622	88,544
Sales and marketing	12,902	13,124	44,370	43,907
General and administrative	3,010	2,863	11,816	11,359
Other operating expense (income), net	154	176	767	763
Total operating expenses	156,752	166,589	537,933	569,366
Operating income	13,209	21,203	36,852	68,593
Interest income	901	1,248	2,949	4,677
Interest expense	(713)	(570)	(3,182)	(2,406)
Other income (expense), net	289	468	938	(2,250)
Total non-operating income	477	1,146	705	21
Income before income taxes	13,686	22,349	37,557	68,614
Provision for income taxes	(3,062)	(2,325)	(7,120)	(9,265)
Equity-method investment activity, net of tax	—	(20)	(12)	(101)
Net income	$10,624	$20,004	$30,425	$59,248
Basic earnings per share	$1.03	$1.90	$2.95	$5.66
Diluted earnings per share	$1.00	$1.86	$2.90	$5.53
Weighted-average shares used in computation of earnings per share:
Basic	10,356	10,552	10,304	10,473
Diluted	10,610	10,771	10,492	10,721

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income
(in millions)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2024	2023	2024

Net income	$10,624	$20,004	$30,425	$59,248
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $(59), $183, $(55), and $226	1,765	(3,511)	1,027	(3,333)
Available-for-sale debt securities:
Change in net unrealized gains (losses), net of tax of $(58), $(1,804), $(110), and $(2,086)	192	5,395	366	6,339
Less: reclassification adjustment for losses (gains) included in “Other income (expense), net,” net of tax of $0, $(1), $(15), and $(2)	2	1	50	5
Net change	194	5,396	416	6,344
Other, net of tax of $(1), $0, $(1), and $1	4	(1)	4	(5)
Total other comprehensive income (loss)	1,963	1,884	1,447	3,006
Comprehensive income	$12,587	$21,888	$31,872	$62,254

AMAZON.COM, INC.
Segment Information
(in millions)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2024	2023	2024

North America
Net sales	$105,514	$115,586	$352,828	$387,497
Operating expenses	99,053	106,330	337,951	362,530
Operating income	$6,461	$9,256	$14,877	$24,967

International
Net sales	$40,243	$43,420	$131,200	$142,906
Operating expenses	40,662	42,105	133,856	139,114
Operating income (loss)	$(419)	$1,315	$(2,656)	$3,792

AWS
Net sales	$24,204	$28,786	$90,757	$107,556
Operating expenses	17,037	18,154	66,126	67,722
Operating income	$7,167	$10,632	$24,631	$39,834

Consolidated
Net sales	$169,961	$187,792	$574,785	$637,959
Operating expenses	156,752	166,589	537,933	569,366
Operating income	13,209	21,203	36,852	68,593
Total non-operating income	477	1,146	705	21
Provision for income taxes	(3,062)	(2,325)	(7,120)	(9,265)
Equity-method investment activity, net of tax	—	(20)	(12)	(101)
Net income	$10,624	$20,004	$30,425	$59,248

Segment Highlights:
Y/Y net sales growth:
North America	13%	10%	12%	10%
International	17	8	11	9
AWS	13	19	13	19
Consolidated	14	10	12	11
Net sales mix:
North America	62%	62%	61%	61%
International	24	23	23	22
AWS	14	15	16	17
Consolidated	100%	100%	100%	100%

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)
 (unaudited)

	December 31, 2023	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$73,387	$78,779
Marketable securities	13,393	22,423
Inventories	33,318	34,214
Accounts receivable, net and other	52,253	55,451
Total current assets	172,351	190,867
Property and equipment, net	204,177	252,665
Operating leases	72,513	76,141
Goodwill	22,789	23,074
Other assets	56,024	82,147
Total assets	$527,854	$624,894
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$84,981	$94,363
Accrued expenses and other	64,709	66,965
Unearned revenue	15,227	18,103
Total current liabilities	164,917	179,431
Long-term lease liabilities	77,297	78,277
Long-term debt	58,314	52,623
Other long-term liabilities	25,451	28,593
Commitments and contingencies
Stockholders’ equity:
Preferred stock ($0.01 par value; 500 shares authorized; no shares issued or outstanding)	—	—
Common stock ($0.01 par value; 100,000 shares authorized; 10,898 and 11,108 shares issued; 10,383 and 10,593 shares outstanding)	109	111
Treasury stock, at cost	(7,837)	(7,837)
Additional paid-in capital	99,025	120,864
Accumulated other comprehensive income (loss)	(3,040)	(34)
Retained earnings	113,618	172,866
Total stockholders’ equity	201,875	285,970
Total liabilities and stockholders’ equity	$527,854	$624,894

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM)	$71,654	$84,946	$99,147	$107,952	$112,706	$115,877	36%
Operating cash flow -- TTM Y/Y growth	81%	82%	82%	75%	57%	36%	N/A
Purchases of property and equipment, net of proceeds from sales and incentives -- TTM	$50,220	$48,133	$48,998	$54,979	$64,959	$77,658	61%
Principal repayments of finance leases -- TTM	$5,245	$4,384	$3,774	$3,092	$2,489	$2,043	(53)%
Principal repayments of financing obligations -- TTM	$260	$271	$304	$306	$320	$669	147%
Equipment acquired under finance leases -- TTM (1)	$239	$310	$306	$425	$492	$572	84%
Principal repayments of all other finance leases -- TTM (2)	$694	$683	$761	$794	$785	$767	12%
Free cash flow -- TTM (3)	$21,434	$36,813	$50,149	$52,973	$47,747	$38,219	4%
Free cash flow less principal repayments of finance leases and financing obligations -- TTM (4)	$15,929	$32,158	$46,071	$49,575	$44,938	$35,507	10%
Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations -- TTM (5)	$20,241	$35,549	$48,778	$51,448	$46,150	$36,211	2%
Common shares and stock-based awards outstanding	10,792	10,788	10,788	10,871	10,872	10,876	1%
Common shares outstanding	10,330	10,383	10,403	10,490	10,511	10,593	2%
Stock-based awards outstanding	462	406	385	381	361	283	(30)%
Stock-based awards outstanding -- % of common shares outstanding	4.5%	3.9%	3.7%	3.6%	3.4%	2.7%	N/A
Results of Operations
Worldwide (WW) net sales	$143,083	$169,961	$143,313	$147,977	$158,877	$187,792	10%
WW net sales -- Y/Y growth, excluding F/X	11%	13%	13%	11%	11%	11%	N/A
WW net sales -- TTM	$554,028	$574,785	$590,740	$604,334	$620,128	$637,959	11%
WW net sales -- TTM Y/Y growth, excluding F/X	12%	12%	12%	12%	12%	11%	N/A
Operating income	$11,188	$13,209	$15,307	$14,672	$17,411	$21,203	61%
F/X impact -- favorable	$132	$85	$72	$29	$16	$14	N/A
Operating income -- Y/Y growth, excluding F/X	338%	379%	219%	91%	55%	60%	N/A
Operating margin -- % of WW net sales	7.8%	7.8%	10.7%	9.9%	11.0%	11.3%	N/A
Operating income -- TTM	$26,380	$36,852	$47,385	$54,376	$60,599	$68,593	86%
Operating income -- TTM Y/Y growth, excluding F/X	99%	197%	252%	205%	129%	86%	N/A
Operating margin -- TTM % of WW net sales	4.8%	6.4%	8.0%	9.0%	9.8%	10.8%	N/A
Net income	$9,879	$10,624	$10,431	$13,485	$15,328	$20,004	88%
Net income per diluted share	$0.94	$1.00	$0.98	$1.26	$1.43	$1.86	85%
Net income -- TTM	$20,079	$30,425	$37,684	$44,419	$49,868	$59,248	95%
Net income per diluted share -- TTM	$1.93	$2.90	$3.56	$4.18	$4.67	$5.53	91%
______________________________
(1)For the twelve months ended December 31, 2023 and 2024, this amount relates to equipment included in “Property and equipment acquired under finance leases, net of remeasurements and modifications” of $642 million and $854 million.
(2)For the twelve months ended December 31, 2023 and 2024, this amount relates to property included in “Principal repayments of finance leases” of $4,384 million and $2,043 million.
(3)Free cash flow is cash flow from operations reduced by “Purchases of property and equipment, net of proceeds from sales and incentives.”
(4)Free cash flow less principal repayments of finance leases and financing obligations is free cash flow reduced by “Principal repayments of finance leases” and “Principal repayments of financing obligations.”
(5)Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations is free cash flow reduced by equipment acquired under finance leases, which is included in “Property and equipment acquired under finance leases, net of remeasurements and modifications,” principal repayments of all other finance lease liabilities, which is included in “Principal repayments of finance leases,” and “Principal repayments of financing obligations.”

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Y/Y % Change
Segments
North America Segment:
Net sales	$87,887	$105,514	$86,341	$90,033	$95,537	$115,586	10%
Net sales -- Y/Y growth, excluding F/X	11%	13%	12%	9%	9%	10%	N/A
Net sales -- TTM	$340,677	$352,828	$362,288	$369,775	$377,425	$387,497	10%
Operating income	$4,307	$6,461	$4,983	$5,065	$5,663	$9,256	43%
F/X impact -- favorable (unfavorable)	$(27)	$(13)	$8	$8	$(28)	$(49)	N/A
Operating income -- Y/Y growth, excluding F/X	N/A	N/A	454%	58%	32%	44%	N/A
Operating margin -- % of North America net sales	4.9%	6.1%	5.8%	5.6%	5.9%	8.0%	N/A
Operating income -- TTM	$8,176	$14,877	$18,962	$20,816	$22,172	$24,967	68%
Operating margin -- TTM % of North America net sales	2.4%	4.2%	5.2%	5.6%	5.9%	6.4%	N/A
International Segment:
Net sales	$32,137	$40,243	$31,935	$31,663	$35,888	$43,420	8%
Net sales -- Y/Y growth, excluding F/X	11%	13%	11%	10%	12%	9%	N/A
Net sales -- TTM	$125,420	$131,200	$134,012	$135,978	$139,729	$142,906	9%
Operating income (loss)	$(95)	$(419)	$903	$273	$1,301	$1,315	N/A
F/X impact -- favorable (unfavorable)	$228	$160	$(3)	$(94)	$43	$6	N/A
Operating income (loss) -- Y/Y growth (decline), excluding F/X	(87)%	(74)%	N/A	N/A	N/A	N/A	N/A
Operating margin -- % of International net sales	(0.3)%	(1.0)%	2.8%	0.9%	3.6%	3.0%	N/A
Operating income (loss) -- TTM	$(4,465)	$(2,656)	$(506)	$662	$2,058	$3,792	N/A
Operating margin -- TTM % of International net sales	(3.6)%	(2.0)%	(0.4)%	0.5%	1.5%	2.7%	N/A
AWS Segment:
Net sales	$23,059	$24,204	$25,037	$26,281	$27,452	$28,786	19%
Net sales -- Y/Y growth, excluding F/X	12%	13%	17%	19%	19%	19%	N/A
Net sales -- TTM	$87,931	$90,757	$94,440	$98,581	$102,974	$107,556	19%
Operating income	$6,976	$7,167	$9,421	$9,334	$10,447	$10,632	48%
F/X impact -- favorable (unfavorable)	$(69)	$(62)	$67	$115	$1	$57	N/A
Operating income -- Y/Y growth, excluding F/X	30%	39%	83%	72%	50%	48%	N/A
Operating margin -- % of AWS net sales	30.3%	29.6%	37.6%	35.5%	38.1%	36.9%	N/A
Operating income -- TTM	$22,669	$24,631	$28,929	$32,898	$36,369	$39,834	62%
Operating margin -- TTM % of AWS net sales	25.8%	27.1%	30.6%	33.4%	35.3%	37.0%	N/A

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except employee data)
(unaudited)

	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Y/Y % Change
Net Sales
Online stores (1)	$57,267	$70,543	$54,670	$55,392	$61,411	$75,556	7%
Online stores -- Y/Y growth, excluding F/X	6%	8%	7%	6%	8%	8%	N/A
Physical stores (2)	$4,959	$5,152	$5,202	$5,206	$5,228	$5,579	8%
Physical stores -- Y/Y growth, excluding F/X	6%	4%	6%	4%	5%	8%	N/A
Third-party seller services (3)	$34,342	$43,559	$34,596	$36,201	$37,864	$47,485	9%
Third-party seller services -- Y/Y growth, excluding F/X	18%	19%	16%	13%	10%	9%	N/A
Advertising services (4)	$12,060	$14,654	$11,824	$12,771	$14,331	$17,288	18%
Advertising services -- Y/Y growth, excluding F/X	25%	26%	24%	20%	19%	18%	N/A
Subscription services (5)	$10,170	$10,488	$10,722	$10,866	$11,278	$11,508	10%
Subscription services -- Y/Y growth, excluding F/X	13%	13%	11%	11%	11%	10%	N/A
AWS	$23,059	$24,204	$25,037	$26,281	$27,452	$28,786	19%
AWS -- Y/Y growth, excluding F/X	12%	13%	17%	19%	19%	19%	N/A
Other (6)	$1,226	$1,361	$1,262	$1,260	$1,313	$1,590	17%
Other -- Y/Y growth (decline), excluding F/X	(3)%	8%	23%	(6)%	5%	17%	N/A

Stock-based Compensation Expense
Cost of sales	$193	$227	$174	$266	$193	$205	(10)%
Fulfillment	$732	$823	$636	$944	$696	$697	(15)%
Technology and infrastructure	$3,284	$3,533	$2,772	$3,670	$2,961	$2,747	(22)%
Sales and marketing	$1,111	$1,216	$932	$1,224	$1,012	$916	(25)%
General and administrative	$509	$520	$447	$618	$471	$430	(17)%
Total stock-based compensation expense	$5,829	$6,319	$4,961	$6,722	$5,333	$4,995	(21)%
Other
WW shipping costs	$21,799	$27,326	$21,834	$21,965	$23,501	$28,549	4%
WW shipping costs -- Y/Y growth	9%	11%	10%	8%	8%	4%	N/A
WW paid units -- Y/Y growth (7)	9%	12%	12%	11%	12%	11%	N/A
WW seller unit mix -- % of WW paid units (7)	60%	61%	61%	61%	60%	62%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	1,500,000	1,525,000	1,521,000	1,532,000	1,551,000	1,556,000	2%
Employees (full-time and part-time; excludes contractors & temporary personnel) -- Y/Y growth (decline)	(3)%	(1)%	4%	5%	3%	2%	N/A
________________________
(1)Includes product sales and digital media content where we record revenue gross. We leverage our retail infrastructure to offer a wide selection of consumable and durable goods that includes media products available in both a physical and digital format, such as books, videos, games, music, and software. These product sales include digital products sold on a transactional basis. Digital media content subscriptions that provide unlimited viewing or usage rights are included in “Subscription services.”
(2)Includes product sales where our customers physically select items in a store. Sales to customers who order goods online for delivery or pickup at our physical stores are included in “Online stores.”
(3)Includes commissions and any related fulfillment and shipping fees, and other third-party seller services.
(4)Includes sales of advertising services to sellers, vendors, publishers, authors, and others, through programs such as sponsored ads, display, and video advertising.
(5)Includes annual and monthly fees associated with Amazon Prime memberships, as well as digital video, audiobook, digital music, e-book, and other non-AWS subscription services.
(6)Includes sales related to various other offerings, such as healthcare services, certain licensing and distribution of video content, and shipping services, and our co-branded credit card agreements.
(7)Excludes the impact of Whole Foods Market.

Amazon.com, Inc.
Certain Definitions
Customer Accounts
•References to customers mean customer accounts established when a customer places an order through one of our stores. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, AWS customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.
Seller Accounts
•References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.
AWS Customers
•References to AWS customers mean unique AWS customer accounts, which are unique customer account IDs that are eligible to use AWS services. This includes AWS accounts in the AWS free tier. Multiple users accessing AWS services via one account ID are counted as a single account. Customers are considered active when they have had AWS usage activity during the preceding one-month period.
Units
•References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers in our stores as well as Amazon-owned items sold in other stores. Units sold are paid units and do not include units associated with AWS, certain acquisitions, certain subscriptions, rental businesses, or advertising businesses, or Amazon gift cards.

Contacts:

Amazon Investor Relations	Amazon Public Relations
amazon-ir@amazon.com	amazon-pr@amazon.com
amazon.com/ir	amazon.com/pr